                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                    --------


                                 CURRENT REPORT



         PURSUANT TO SECTION 13 or 15(D) OF THE SECURITIES EXCHANGE ACT


                                   MAY 4, 2000
                                   -----------
                                 Date of Report
                        (Date of Earliest Event Reported)



                                    PSA, INC.
                                    ---------
             (Exact name of Registrant as specified in its charter)

                            9800 Sepulveda Boulevard
                                    Suite 810
                          Los Angeles, California 90045
                    (Address of principal executive offices)

                                 (310) 258-0500
                         (Registrant's telephone number)
                              (310) 258-0509 (Fax)




           Nevada                     0-29627               88-0212662
-------------------------------       -------            ----------------
(State or other jurisdiction of     (Commission          (I.R.S. Employer
 incorporation or organization)    File Number)         Identification No.)

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ITEM  2.   ACQUISITION

Acquisition of New Business
---------------------------

On May 4, 2000, the Company entered into an agreement to transfer to S.M.A. Real Time Inc. ("SMA") $10 million in cash and 1,958,824 shares of common stock, valued at $12 million, in exchange for 55% of SMA's Class A voting common stock and 43.75% of SMA"s Class B non-voting common stock, together representing a 50% equity interest in SMA. The following consideration is payable and/or issuable to SMA as follows:

                  $1,250,000 in cash on May 4, 2000
                  $3,750,000 in cash on May 16, 2000
                  $5,000,000 due October 4, 2000
                  1,958,824 shares of the Company's common stock

The agreement also calls for the company to place into an escrow account an additional 2,000,000 shares of its common stock to secure the payment of $5,000,000 due October 2, 2000.

PSA's Reasons for Acquisition
-----------------------------

SMA provides a wide range of production and post-production services to companies that produce commercials, television programs, music videos and feature films. SMA's principal activities include studio videotape recording, film to videotape transfer, computer generated visual effects and the coloring, creation of customized virtual studio sets, editing and dubbing of various form of emerging media, including film and video.

Through PSA Internet, Inc., one of PSA's majority-owned subsidiaries, the Company plans to build a comprehensive Internet portal located at http://www.pasazz.com to provide a full range of on-line traveling services. The acquisition of SMA is pursuant to this growth plan.

ITEM 7.   FINANCIAL STATEMENTS

The financial statements required by this item will be filed no later than July 17, 2000.


EXHIBITS
--------

2.1 Stock Purchase Agreement dated May 4, 2000 for purchase of stock of S.M.A. Real Time Inc. and Subsidiaries.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PSA, Inc.



                                         By: /s/ David E. Walsh
                                         ----------------------
                                         President, Chief Executive Officer


Dated:   May 17, 2000